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                                                                    Exhibit 99.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                       ON
                          FINANCIAL STATEMENT SCHEDULE

To the Shareholders and Board of Directors of Michael Baker Corporation:

Our audit of the consolidated balance sheet as of December 31, 2004 and the related consolidated statements of income, shareholders' investment and cash flows for each of the two years in the period ended December 31, 2004 referred to in our report dated March 15, 2005, except for Note 2, as to which the date is August 15, 2006 appearing in Exhibit 13.1 (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

As discussed in Note 2, the Company restated the consolidated financial statements as of and for the years ended December 31, 2004 and 2003.


/s/ PricewaterhouseCoopers LLP
------------------------------
Pittsburgh, Pennsylvania
March 15, 2005, except for Note 2,
   as to which the date is August 15, 2006